Exhibit 10.5
Agreement No. 98-0227
EQUITY AGREEMENT
     This Agreement is made effective the 22nd day of February, 1999, by and between Wisconsin Alumni Research Foundation (hereinafter called “WARF”), a nonstock, nonprofit Wisconsin corporation, and TomoTherapy Incorporated (hereinafter called “TomoTherapy”), a corporation organized and existing under the laws of Wisconsin;
     WHEREAS, WARF and TomoTherapy have entered into a License Agreement, as defined below, with respect to certain inventions owned by WARF;
     WHEREAS, as an accommodation to TomoTherapy, WARF is willing to accept Shares in lieu of the cash payment of license fees and patent reimbursement due under the License Agreement (defined below);
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:
     Section 1. Definitions.
     For the purpose of this Agreement, the Appendix A definitions shall apply.
     Section 2. Issuance of Shares to WARF.
          A. Issuance of Shares.
               (i) TomoTherapy shall issue to WARF 1,281 Shares equivalent to five percent (5%) of the outstanding Equity Securities of TomoTherapy plus the five percent (5%) of Shares described in Section 2A(ii) below within thirty (30) days after the execution of this Agreement. Within such period, TomoTherapy shall deliver, or cause to be delivered, to WARF a stock certificate, duly signed by appropriate officers of TomoTherapy and issued in WARF’s name, representing all of the Shares required to be issued to WARF during that period.
               (ii) All Shares shall be fully-paid and non-assessable upon their issuance to WARF and shall have the same rights and preferences granted other holders of Shares. TomoTherapy agrees that WARF’s percentage interest in Equity Securities shall be maintained through the first round of equity financing and until the cash investment in or net worth of TomoTherapy is greater than $3,000,000 (the “End Date”). Thereafter, WARF’s percentage interest shall be subject to dilution in the same manner as the most favored of the other holders of TomoTherapy’s Shares. For purposes of calculating WARF’s percentage interest pursuant to this paragraph, WARF shall be entitle to five percent (5%) of the Equity Securities of TomoTherapy outstanding from time to time through the End Date plus five percent (5%) of the Shares that TomoTherapy becomes obligated to issue pursuant to Section 8.4 of the Loan Agreement (see Appendix C) and five percent (5%) of all Shares subject to stock option agreements granted by TomoTherapy to employees, officers and directors through the End Date.
               (iii) WARF’s execution of this Agreement and agreement to waive the cash payment of the License Agreement license fees and patent reimbursement as provided in Section 2C of this Agreement shall be deemed full consideration for the issuance of the Shares, and no additional
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consideration for such Shares shall be due from WARF. No Shares shall be subject to any restrictions on their transfer other than the restrictions specified in herein,
          B. Certain Adjustments.
     If TomoTherapy pays a stock dividend or undertakes a split of its common stock, a reverse split, a recapitalization, reorganization, or other similar action with respect to its common stock between the date of this Agreement and the date that Shares are issued to WARF pursuant to this Agreement, then appropriate adjustments shall be made to the number of Shares to be issued to WARF pursuant to Section 2A so that WARF receives an equivalent percentage of TomoTherapy’s issued and outstanding Shares.
          C. Effect on License Agreement.
     If TomoTherapy meets its obligations under Sections 2A and 2B of this Agreement and the representations and warranties made by TomoTherapy in Section 6 of this Agreement are then true, then, upon WARF’s receipt of a stock certificate representing all of the Shares to be issued to WARF under Section 2A(i) (as adjusted), WARF shall waive the payment in cash of the initial license fee specified in Section 3B and patent reimbursement specified in Section 3C of the License Agreement.
     Section 3. Put Option.
          A. Grant of Put Option.
     TomoTherapy hereby agrees to repurchase the Shares issued to WARF pursuant to this Agreement, at the option of WARF, on the terms contained in this Section 3.
          B. Period for Exercise.
     WARF shall have the right to exercise part or all of its put option under this Section 3 after the earlier of: (i) December 31, 2004; or (ii) one year after an initial public offering but in no event earlier that the first date any other put option is permitted to be exercised as held by a venture capital investor or founder. TomoTherapy shall notify WARF of the events specified in clause (ii) of this Section 3B within ten (10) days after such event occurs. Such right shall expire on the final day of the twenty-fourth calendar month following the first day such right may be exercised hereunder.
          C. Price Per Share.
     TomoTherapy shall pay WARF consideration for each Share put to it hereunder in cash in an amount equal to the Fair Market Value of the Shares being put as of the date WARF exercises its put option, or in the event of an initial public offering, the average daily closing price of a share of common stock of TomoTherapy as reported on the NASDAQ or such other consolidated reporting system for the twenty (20) trading day period immediately preceding the exercise of such put.
          D. Exercise of Option.
     WARF may exercise its put option only by its delivery of a written notice to TomoTherapy that WARF is exercising its rights under this Section 3. In WARF’s sole discretion, WARF may exercise its rights to either some or all of the Shares with respect to which it has a put option under this Section 3 at any time after any of the events specified in Section 3B of this Agreement and prior to its expiration date as set forth in Section 3B.
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          E. Stock Splits, etc.
     If TomoTherapy pays a stock dividend or undertakes a split of its common stock, a reverse split, a recapitalization, reorganization, or other similar action with respect to its common stock, this put option shall apply to any new shares issued to WARF pursuant to such corporate action and appropriate adjustments shall be made to the number of shares subject to this put option (including any new shares) and the price per share under this option so that the value of this option to WARF is not diminished by such corporate action.
          F. Inability of TomoTherapy to Purchase.
     If TomoTherapy is unable to lawfully purchase all of the Shares which it is required or permitted to purchase pursuant to this Agreement because such purchase would cause TomoTherapy to be insolvent, then until such time as TomoTherapy is legally able to purchase the Shares pursuant to this Agreement at the original purchase price provided herein, or, if applicable, the value redetermined as hereinafter set forth, the purchase thereof shall be considered to be deferred, and the rights of TomoTherapy to purchase or demand purchase hereunder shall not be considered to commence until that time. Notwithstanding the forgoing, if WARF shall so request, TomoTherapy shall purchase as many Shares as it is legally able to purchase as requested by WARF on the date originally required by this Section 3 (the “Original Closing Date”) and at such times as WARF may thereafter reasonably request. Any deferral of the purchase of Shares hereunder shall not change, defer or otherwise affect the date as of which the value of each Share to be purchased is to be determined as provided herein (the “Original Valuation Date”) with respect to deferred purchases occurring during the one (1) year period following the Original Closing Date. Thereafter, the value per share of any Shares, the purchase of which has been deferred hereunder (the “Deferred Shares”) shall be redetermined on each successive one (1) year anniversary (“Redetermination Date”) of the Original Closing Date and the value of each Deferred Share remaining to be purchased at any time shall be the greater of (a) the value thereof determined on the Original Valuation Date, or (b) the value thereof determined on the Redetermination Date last preceding the purchase of such Shares.
          Section 4. General Restriction on Sale or Transfer of Shares.
     Except as expressly permitted by this Agreement, WARF shall not transfer in any manner or permit to be transferred in any manner, any Shares, which are now owned or which hereafter may be acquired by WARF. For purposes of this Agreement, reference to a “transfer” of Shares means any disposition of Shares or any interest therein, including, without limitation, any sale, gift, assignment, pledge or encumbrance, whether such disposition occurs voluntarily, by operation of law or otherwise. Except as otherwise expressly provided in this Agreement, any Shares transferred (whether or not in compliance with the terms of this Agreement) shall continue to be subject to the restrictions on transfer contained in this Agreement, and any transferee of such Shares shall be deemed to have accepted and consented to be bound by the restrictions hereof as if such transferee had originally executed this Agreement as a party hereto, and such transferee shall be a Stockholder for purposes of the restriction on sale of Shares in this Agreement.
          A. Voluntary Sale. If WARF receives a bona fide written offer (“Third Party Offer”) from a purchaser to purchase some or all of the Shares held by WARF (the “Offered Shares”), WARF may sell such Shares to such purchaser in accordance with this Section 4A.
               (i) Offer to Corporation. WARF shall first give written notice (“Sale Notice”) to TomoTherapy of the Third Party Offer, specifying the purchaser, the price for the Offered Shares (the “Third Party Price”) and the payment terms of the proposed sale (the “Third Party Payment Terms”). The
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Sale Notice shall constitute an offer by WARF to sell the Shares to TomoTherapy at the Third Party Price and on the Third Party Payment Terms. TomoTherapy shall have the exclusive right and option for a period of thirty (30) days after the date the Sale Notice is given to accept such offer with respect to any or all of the Offered Shares. If TomoTherapy accepts such offer, it shall notify WARF in writing of such acceptance within the thirty-day option period, specifying the number of Shares as to which the offer is accepted.
               (ii) Offer to Other Stockholders. If the option to purchase the Offered Shares is not exercised by TomoTherapy pursuant to Section 4A(i) as to some or all of the Offered Shares within the option period, then the other stockholders shall have the exclusive right and option for a period of thirty (30) days after the expiration of the first option period, in their own behalf and exercisable in the same manner as TomoTherapy, to accept the offer as to all of the remaining Offered Shares. Such option shall be exercised by the other stockholders in proportion to the Shares then registered in their respective names, or in such other proportion as they may agree on in writing, by written notice of such exercise to WARF within the second option period. If such option is not exercised by all of the other stockholders as to all of the remaining Offered Shares within the second option period, then the other stockholders who have elected to exercise their option as set forth in the immediately preceding sentence (the “Electing Stockholders”) shall have the further exclusive right and option for a period of thirty (30) days following the expiration of the second option period, in their own behalf and exercisable in the same manner as TomoTherapy, to accept the offer as to all of the remaining Offered Shares. Such option shall be exercised by the Electing Stockholders in proportion to the Shares then registered in their respective names, or in such other proportion as they may agree on in writing, by written notice of such exercise to WARF within the third option period.
               (iii) Right to Sell. If the offers referred to in Sections 4A(i) and (ii) are not accepted as to all of the shares in the aggregate by TomoTherapy or the other stockholders as to any of the Offered Shares within the applicable option periods, then such Offered Shares may be sold by WARF to the proposed purchaser specified in the Sale Notice at any time within thirty (30) days after the expiration of the last of such option periods, but only at or above the Third Parry Price and on the Third Party Payment Terms. The Offered Shares that are sold to the proposed purchaser shall remain subject to the restrictions on such Shares set forth in this Agreement for WARF and the proposed purchaser shall execute a copy of a Stockholder Agreement containing similar restrictions simultaneously to becoming a registered stockholder. If the Offered Shares are not sold by WARF to the proposed purchaser in accordance with this Section 4A(iii), or if there is a change in any of the terms of the Third Party Offer, the Offered Shares may not be sold to the proposed purchaser unless WARF again fully complies with the provisions of Sections 4A(i) and (ii).
     Section 5. Obligations at Closing.
     Any closing shall occur at WARF’s offices in Madison, Wisconsin at such time and place that is mutually acceptable to both parties; however, in no event shall the closing occur later than ninety (90) days after TomoTherapy receives notice of WARF’s exercise of its option under Section 3 or 4. At such closing:
          A. TomoTherapy (the Other Stockholders) shall deliver to WARF either a certified check or suitable proof of a wire transfer of immediately available funds to WARF’s account in the amount of the aggregate purchase price for the Shares being transferred by WARF to TomoTherapy (or the Other Stockholders); and
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          B. WARF shall deliver to TomoTherapy one or more certificates representing the number of Shares being transferred by WARF to TomoTherapy (or the Other Stockholders), properly endorsed for transfer or accompanied by executed stock powers.
     Section 6. Representations and Warranties.
          A. Representations and Warranties by TomoTherapy.
     TomoTherapy represents and warrants to WARF that:
               (i) TomoTherapy was duly organized and is a validly existing corporation under the laws of the State of Wisconsin with adequate power and authority to conduct the business in which it is now engaged, and TomoTherapy is duly qualified to do business as a foreign corporation and is in good standing in such other states or jurisdictions as is necessary to enable it to carry on its business.
               (ii) There are no actions, suits, or proceedings pending or threatened against TomoTherapy, its properties, or its patents in any court or before any governmental or administrative agency, which can have any material or adverse effect on the business as now conducted or on the properties, the financial condition, or income of TomoTherapy, and TomoTherapy is not in default under any order or judgment of any court or governmental or administrative agency.
               (iii) TomoTherapy is not a party to any agreement or instrument, or subject to any charter, bylaw, or other corporate restrictions materially adversely affecting its business and operations, present or prospective, or its property, assets, or condition, financial or otherwise.
               (iv) TomoTherapy is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any bond, debenture, note, or other evidence of indebtedness or any contract or other agreement of TomoTherapy.
               (v) This Agreement has been duly authorized, executed and delivered on behalf of TomoTherapy and constitutes the valid and binding agreement of TomoTherapy, enforceable in accordance with its terms, and TomoTherapy has full power and lawful authority to issue, sell, and repurchase the Shares on the terms and conditions herein set forth.
               (vi) Consummation of the transactions contemplated by this Agreement in compliance with provisions of this agreement will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance on, any property or assets of TomoTherapy pursuant to any indenture, mortgage, deed of trust, agreement, corporate charter, contract, or other instrument to which TomoTherapy is a party or by which TomoTherapy may be bound.
               (vii) TomoTherapy is in compliance with all federal, state and local environmental laws and there are no conditions currently existing or contemplated which are likely to subject TomoTherapy to damages, penalties, injunctive relief, removal costs, remedial costs or cleanup costs under any such laws or assertions thereof.
               (viii) Attached hereto as Appendix B and hereby made a part hereof are the Articles of Incorporation (including any amendments thereto) and the Bylaws (including any amendments thereto) of TomoTherapy.
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               (ix)Pursuant to its Articles of Incorporation, TomoTherapy is authorized to issue 51,717 Shares, 16,652 Shares of which are validly issued and outstanding, fully paid and nonassessable, and not subject to any other parties’ preemptive rights. There are no other authorized or outstanding Equity Securities of any class, kind, or character, and there are no outstanding subscriptions, options, warrants, or other agreements, or commitments obligating TomoTherapy to issue any additional shares of its capital stock of any class, or any options or rights with respect thereto, or any securities convertible into any shares of stock of any class except under the terms of Section 8.4 of the Loan Agreement and under the terms of the Incentive Stock Option Plan.
               (x) Attached hereto as Appendix C and hereby made a part hereof is a list of all restrictions on the transfer of any Shares or other securities of TomoTherapy and all agreements between any shareholders or convertible debtholders of TomoTherapy regarding the valuation or transfer of any Shares or other securities of TomoTherapy.
               (xi) Attached hereto as Appendix D and hereby made a part hereof are the Financial Statements of TomoTherapy which are provided to WARF as of the date of this Agreement.
               (xii) Since the date of the most recent Financial Statements provided to WARF under this Agreement, there has been no: (a) material adverse change in the condition, financial or otherwise, of TomoTherapy other than changes in the ordinary course of business; (b) damage or loss, whether or not covered by insurance, materially and adversely affecting TomoTherapy’s properties or business taken as a whole; and (c) declaration or setting aside, or payment of any dividend or other distribution in respect of the stock of TomoTherapy or any direct or indirect redemption, purchase or other acquisition of such shares.
               (xiii) All Financial Statements provided or to be provided to WARF under this Agreement are true and complete and have been prepared in accordance with generally accepted accounting principles. As of the date of the most recent Financial Statements provided to WARF under this Agreement, TomoTherapy had no material liabilities, absolute or contingent, that are not reflected in such Financial Statements except obligations incurred in the ordinary course of business.
               (xiv) TomoTherapy has filed all tax returns and reports required to be filed by it. TomoTherapy has paid all taxes, interest and penalties required to be paid pursuant to said returns or otherwise required to be paid by it.
          B. Representations and Warranties by WARF.
     WARF represents and warrants to TomoTherapy that:
               (i) WARF is acquiring the Shares for investment for its own account and not with a view to resale or distribution within the meaning of the Securities Act, and WARF does not intend to divide its participation with others or to resell or otherwise dispose of all or any part of the Shares without registration under the Securities Act, except to TomoTherapy or unless and until it determines at some future date that changed circumstances, not now in its contemplation, make such disposition advisable.
               (ii) This Agreement has been duly authorized, executed, and delivered on behalf of WARF and constitutes the valid and binding Agreement of WARF, enforceable in accordance with its terms, and WARF has full power and lawful authority to purchase and sell the Shares on the terms and conditions herein set forth.
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          C. Survival and Timing of Warranties.
     The warranties and representations made in this Section 6 shall survive the closing of any issuance of shares to WARF. The warranties and representations made in this Section 6 shall be true and correct as of the date of this Agreement and as of the date the Shares are issued to WARF.
     Section 7. Miscellaneous Covenants.
          A. Financial Statements and Other Information.
     As long as WARF owns any Shares, TomoTherapy shall promptly provide to WARF such Financial Statements, amendments to or restatements of its Articles of Incorporation or Bylaws, stock transfer restrictions and agreements between shareholders with respect to the valuation or transfer of shares and amendments thereto, and such other information respecting the business, affairs, and financial condition of TomoTherapy as WARF may reasonably request and WARF’s representatives may visit and inspect any of the properties, books and information of TomoTherapy.
          B. Preemptive Rights.
     In addition to its other rights under this Agreement, WARF shall have a preemptive right during the term of this Agreement to acquire such Equity Securities as may be issued from time to time in accordance with the terms of this Agreement. Such preemptive right shall apply with respect to all Equity Securities issued by TomoTherapy after the effective date of this Agreement, whether such additional Equity Securities constitute a part of the Equity Securities presently or subsequently authorized or constitute Equity Securities held in the treasury of TomoTherapy but its preemptive right shall not apply to the grant of stock options or Equity Securities to employees, directors and officers in connection with services rendered to TomoTherapy by such persons or to those Equity Securities for which WARF receives additional Shares under the anti-dilution provisions set forth in Section 2A(ii). WARF shall have the right to acquire Equity Securities of the type being issued in an amount equal to WARF’s Share percentage immediately before the issuance multiplied by the number of Equity Securities of that type that are to be issued to all persons or entities pursuant to that issuance. The terms and conditions of WARF’s exercise of its preemptive rights, including the consideration to be paid for such Equity Securities, shall be no less favorable to WARF than the most favorable terms and conditions offered to any other shareholder or prospective shareholder with respect to the Equity Securities then being issued. WARF may, at its option, exercise such preemptive rights to some or all of the Shares or other Equity Securities to which it has preemptive rights under this Section 7B.
          C. Issuance of Shares to Affiliates.
     Except under the terms of Section 8.4 of the Loan Agreement and under the terms of the Incentive Stock Option Plan, TomoTherapy shall not issue any Equity Securities (including Shares) to any Affiliate for less than the fair market value of that security. TomoTherapy shall have the burden of proving that it received consideration for any such issuance equal to the fair market value of the Equity Securities issued.
          D. Piggyback Registration Rights.
               (i) If at any time TomoTherapy shall determine to Register any Shares, TomoTherapy shall:
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                    (1) promptly give WARF written notice thereof (which shall include a list of the jurisdictions in which TomoTherapy intends to attempt to qualify such Shares under the applicable Blue Sky or other state securities laws); and
                    (2) will use its best efforts to include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all of the Shares specified in a written request by WARF received by TomoTherapy within twenty (20) days after the giving of such written notice by TomoTherapy. If TomoTherapy is unable to include WARF in such Registration despite its best efforts, TomoTherapy agrees to share equally in the expense incurred by WARF in connection with registering its Shares in a separate offering.
               (ii) All Registration Expenses incurred in connection with any registration pursuant to Section 7D(i) shall be borne by TomoTherapy.
          E. Notice of Fundamental Corporate Transactions.
     During the term of this Agreement, TomoTherapy shall provide WARF with written notice of any of the following fundamental transactions: (i) merger with another entity, consolidation, reorganization (including without limitation by any reverse stock split), liquidation, or dissolution of TomoTherapy; (ii) sale, lease, exchange or other disposal of all or substantially all of the property or assets of TomoTherapy; or (iii) adoption of any plan or agreement to do any of the foregoing.
          F. Board Meetings.
     TomoTherapy agrees that WARF shall be allowed to attend all meetings of the Board of Directors as a non-voting observer. WARF shall be provided advance notice of all meetings and shall be provided the same materials provided to members of the Board.
     Section 8. Termination.
          A. Unless terminated sooner by either party as provided below, this Agreement shall terminate on the date that WARF, after having been issued Shares hereunder, no longer owns any Equity Securities. If this Agreement terminates automatically as provided in this Section 8A, the License Agreement shall remain in effect according to the terms specified therein.
          B. If TomoTherapy fails to issue Shares to WARF on a timely basis, fails to timely repurchase Shares from WARF, or otherwise commits a material breach of this Agreement, or if any of the representations or warranties made by TomoTherapy are untrue as of any date on which they are required to be true and correct, and TomoTherapy fails to remedy any such breach or default within thirty (30) days after written notice thereof by WARF, WARF may, at its option, terminate this Agreement.
          C. If WARF at any time commits a material breach of this Agreement or any of the representations or warranties made by WARF are untrue as of any date on which they are required to be true and correct, and WARF fails to remedy any such breach or default within thirty (30) days after written notice thereof by TomoTherapy, TomoTherapy may, at its option, terminate either this Agreement, the License Agreement, or both.
     Section 9. Assignability.
          Neither party may assign its rights or obligations under this Agreement.
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          Section 10. Miscellaneous.
     This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Wisconsin. If any provisions of this Agreement are or shall come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the parties or this Agreement, those provisions shall be deemed automatically deleted, if such deletion is allowed by relevant law, and the remaining terms and conditions of this Agreement shall remain in full force and effect. If such a deletion is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations.
          Section 11. Notices.
     Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt.
(a)	Wisconsin Alumni Research Foundation Attn: Managing Director 614 Walnut Street Madison, Wisconsin 53705

(b)	TomoTherapy Incorporated Attn: President P.O. Box 8024 Madison, Wisconsin 53708-8024
     With a copy of such notice to:
     Michael E. Skindrud, Esq.
     LaFollette & Sinykin
     P.O. Box      2719
     One East Main Street
     Madison, Wisconsin 53701-2719
          Section 12. Integration.
     This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, made prior to or at the signing hereof, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgement, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.
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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.
WISCONSIN ALUMNI RESEARCH FOUNDATION

By:	/s/ Richard H. Leazer	Date:	2/24	,1999

Richard H. Leazer, Managing Director
TOMOTHERAPY INCORPORATED

By:	/s/ Paul J. Reckwerdt	Date:	2/24	,1999

Paul J. Reckwerdt, Vice -President
Reviewed by WARF’s Attorney:

/s/ Elizabeth L.R. Donley	2/28	,99

Elizabeth L.R. Donley, Esq.
(WARF’s attorney shall not be deemed a signatory to this Agreement.)
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APPENDIX A
     A. “Shares” shall mean shares of TomoTherapy’s common stock, $.01 par value per share.
     B. “License Agreement” shall mean the license agreement entered into by WARF and TomoTherapy of even date herewith.
     C. “Affiliate” shall mean any person who is related by blood or marriage to any person or entity who owns more than twenty percent of the issued and outstanding shares of TomoTherapy or to any officer or director of TomoTherapy or any entity in which any such person has a direct or indirect beneficial ownership interest or for which any such person serves as a director or officer.
     D. “Financial Statements” shall mean a balance sheet, statement of earnings, stockholders’ equity and cash flow as of the end of the last fiscal year that has been completed when the statements are to be provided to WARF and a balance sheet and income statement as of the end of the last fiscal quarter that has been completed when the statements are to be provided to WARF. If TomoTherapy’s Financial Statements have been audited, then TomoTherapy shall provide WARF with such audited statements.
     E. “Equity Securities” shall mean the Shares, any other shares of TomoTherapy (including preferred shares), and any securities of TomoTherapy that are convertible into shares of TomoTherapy or that carry a right to subscribe to or acquire shares of TomoTherapy.
     F. “WARF’s Share Percentage” shall mean the percentage derived by dividing the sum of the number of Shares then owned by WARF by the total number of issued and outstanding Shares at such time.
     G. “Fair Market Value” shall mean the value of the Shares as determined, if possible, by the mutual consent of the parties. If the parties cannot agree on such value, the fair market value of the Shares shall be determined by an independent appraiser who shall be jointly appointed by the parties, but whose fees and expenses shall be paid by each party in equal shares. The independent appraiser shall make his appraisal based on a hypothetical sale of all of the Equity Securities of TomoTherapy on a fully diluted basis to a willing third party buyer who intends to continue TomoTherapy as a going concern, and such appraisal shall not contain any minority interest discount, any discount for lack of marketability or any other discount that would not apply uniformly to all shares of TomoTherapy Equity Securities with respect to such a hypothetical sale.
     H. “Register,” “Registered,” and “Registration” shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.
     I. “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission issued under such act, as they each may, from time to time, be in effect.
     J. “Registration Statement” shall mean a registration statement on Form S-1 or Form S-3 filed by TomoTherapy with the Securities and Exchange Commission for a public offering and sale of securities of TomoTherapy.
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     K. Registration Expenses” shall mean all expenses incurred by TomoTherapy in complying with Section 7D(i) of this Agreement, including, without limitation, all registration and filing fees printing expenses, and fees and disbursements of counsel for TomoTherapy.
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APPENDIX B
TomoTherapy Articles of Incorporation and Bylaws
(Attached)
P.O.BOX 7365  •  MADISON, WISCONSIN 53707-7365  •  TEL (608) 263-2500  •  FAX (608) 263-1064

APPENDIX C
Stock Transfer Restrictions,
Shareholder Agreements, and Convertible Debt
P.O.BOX 7365  •  MADISON, WISCONSIN 53707-7365  •  TEL (608) 263-2500  •  FAX (608) 263-1064

APPENDIX D
TomoTherapy Financial Statements
(Attached)
P.O.BOX 7365  •  MADISON, WISCONSIN 53707-7365  •  TEL (608) 263-2500  •  FAX (608) 263-1064